Exhibit 3.1

Articles of Amendment to Articles of Incorporation of

Industrial Services of America, Inc.
(Name of Corporation as currently filed with the Florida Dept. of State)

175517
(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

___________________________________________________________________________________ The new

name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co".  A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "PA."

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent

(Florida street address)

New Registered Office Address:		, Florida
	(City)		(Zip Code)

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer.  If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner.  Currently John Doe is listed as the PST and Mike Jones is listed as the V.  There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S.  These should be noted as John Doe, PT as a Change, Mike Jones, Vas Remove, and Sally Smith, SV as an Add,

Example:
X Change	PT John Doe

X Remove	V Mike Jones

X Add	SV Sally Smith

Type of Action	Title	Name	Address
(Check One)
1) ____ Change
____ Add
____ Remove

2) ____ Change
____ Add
____ Remove

3) ____ Change
____ Add
____ Remove

4) ____ Change
____ Add
____ Remove

5) ____ Change
____ Add
____ Remove

6) ____ Change
____ Add
____ Remove

E. If amending or adding additional Articles, enter change(s) here:
(attach additional sheets, if necessary). (Be specific)

Article III is amended to change the par value of the shares of Common Voting Stock.  The first grammatical sentence of Article III shall be deleted and replaced as follows:

            ARTICLE III                                                                                    The maximum number of share of Common Voting Stock that this Corporation is authorized to have outstanding at any one time is ten million (10,000,000) shares of the par value of $0.0033 per share.

F.             If an amendment provides for an exchange, reclassification, or cancellation of issued shares. provisions for implementing the amendment if not contained in the amendment itself:

                (if not applicable, indicate N/A)

The date of each amendment(s) adoption:	February 28, 2012

Effective date if applicable:

Adoption of Amendment(s)	(CHECK ONE)

[ ]	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholder was/were sufficient for approval.

[ ]	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):
"The number of votes cast for the amendment(s) was/were sufficient for approval by _______________________________________________________________." (voting group)

[X]	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

[ ]	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 2/29/2012

Signature /s/ Robert D. Coleman

(By a director, president or other officer -- if directors or officers have not been selected, by an  incorporator -- if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Robert D. Coleman
(Typed or printed name of person signing)

Chief Financial Officer
(Title of person signing)